  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement on Form S-8 of Park City Group, Inc., filed November 9, 2017, of our report dated September 28, 2020 relating to our audit of the consolidated financial statements appearing in the Annual Report on Form 10-K of Park City Group, Inc. for the year ended June 30, 2020, and to the reference to us under the heading “Experts” in the prospectus.

/s/ Haynie & Company
Haynie & Company

Salt Lake City, Utah
September 28, 2020